Standard Chartered

Global Master Trade Terms

These are the **Global Master Trade Terms** referred to and incorporated into the Agreement between the Bank and each Borrower and are supplemental to the Global Master Credit Terms (Uncommitted).

The Global Master Trade Terms include:

(a) **Trade Service Supplement** – terms and definitions applicable to the relevant Trade Service;

(b) **Trade Payment Instruments Terms** set out in Clause 17 below - terms applicable to a relevant Trade Service the Bank provides to the Borrower; and

(c) **Security Terms** set out in Clause 18 below – security provisions which may be applicable for a relevant Trade Service.

1. Definitions

1.1 **Definitions in the Facility Letter:**

Terms defined in the Facility Letter (and not otherwise defined herein) will have the same meaning when used in these Global Master Trade Terms.

1.2 **Definitions in the Global Master Credit Terms (Uncommitted):**

Terms defined in the GMCTU (and not otherwise defined herein) will have the same meaning when used in these Global Master Trade Terms.

1.3 **Definitions in the relevant International Chamber of Commerce Publication:**

Terms (and the variations thereof) defined in the relevant ICC Publication will be italicised and will have the same meaning when used in these Global Master Trade Terms.

1.4 **Definitions:**

"**Account**" means any bank account (including any sub-account) a Borrower holds with the Bank.

"**Advices**" means statements sent by the Bank setting out, amongst other things, fees, charges, commissions, amount of utilisation of any relevant Facility and the date on which payment is due; each Advice shall be designated as a Finance Document as defined in the GMCTU.

"**Affected Instruction**" means an Instruction the Bank thinks is unclear, conflicting, incorrect, incomplete, unauthorised or would breach any applicable law.

"**Application Form**" means an application form (including a supplemental application form) or Utilisation Request the Bank provides or makes accessible to each Borrower in which a Borrower may apply to the Bank for any Trade Service or utilisation under a Facility and where a Facility is utilised, such Application Form is designated as a Finance Document as defined in the GMCTU.

"**Correspondent Bank**" means any bank (including any branch or Affiliate of the Bank) which provides any banking or other services to the Bank.

"**Draft**" means a bill of exchange or other written payment instruction issued by one person (the "**drawer**") to another person (the "**drawee**") to pay the drawer or a third person (the "**payee**").

"**Force Majeure**" means an event or circumstance which is beyond the control and without the fault or negligence of the party affected and which by the exercise of reasonable diligence the party affected was unable to prevent.

"**General Obligations**" means, in relation to a Trade Transaction, all present and future indebtedness and liabilities due, owing or incurred by a Borrower to the Bank (in each case whether alone or jointly, or jointly and severally, with any other person, whether actual or contingent or whether as principal, surety or otherwise).

"**GMCTU**" means the Global Master Credit Terms (Uncommitted).

"**GMTT**" means these Global Master Trade Terms.

"**ICC**" means the International Chamber of Commerce.

"**ISP98**" means the International Standby Practices published by the International Chamber of Commerce (ICC Publication No 590).

"**Instruction**" shall have the meaning set out in the GMCTU and additionally it shall also apply to any utilisation, Trade Service or Trade Transaction.

"**LC**" means a documentary letter of credit, and includes the term *Credit* as defined in UCP.

"**Losses**" means any losses, damages, demands, claims, liabilities, costs (including legal costs) and expenses of any kind (including any direct, indirect or consequential losses, loss of profit, loss of goodwill and loss of reputation) whether or not they were foreseeable or likely to occur.

"**Reimbursable Payment Obligation**" means the Bank's obligation, entered into on the Borrower's Instruction or otherwise on the Borrower's behalf, to make a payment to any person (other than the Borrower).

"**Trade Payment Instrument**" means any instrument in any form which constitutes or evidences a Reimbursable Payment Obligation.

"**Trade Service**" means any trade-related product or service and includes any financing, lending or other financial accommodation which the Bank makes available in relation to any such transaction and which the Bank may provide to the Borrower via a request in the Application Form.

"**Trade Transaction**" means the transaction (or any related transactions) which is the subject of any Trade Service.

"**Transaction Items**" means:

(a) any document of any kind (including a document of title);

(b) any goods or other tangible things the subject of any such document; and

(c) any goods or other tangible things.

"**UCP**" means the Uniform Customs and Practice for Documentary Credits, published by the International Chamber of Commerce (ICC Publication No. 600), and includes "eUCP" which means the supplement to the Uniform Customs and Practice for Documentary Credits for Electronic Presentation (Version 1.1) published by the International Chamber of Commerce.

"**URC**" means the Uniform Rules for Collections, 1995 Revision, published by the International Chamber of Commerce (ICC Publication No. 522).

"**URDG**" means the Uniform Rules for Demand Guarantees published by the International Chamber of Commerce (ICC Publication No. 758).

"**URR**" means the Uniform Rules for Bank-to-Bank Reimbursements under Documentary Credits published by the International Chamber of Commerce (ICC Publication No. 725).

Standard Chartered

1.5 **ICC publications**:

Unless the Bank notifies the Borrower otherwise, any future revision of any ICC publication above will automatically apply when it is stated by the ICC to come into effect.

1.6 **Interpretation**:

(a) The terms of the GMCTU apply to the GMTT and Trade Services provided pursuant to the terms herein save that:

(i) Clause 1.2(e)(ii) of the GMCTU is superceded and if there is any inconsistency between the GMCTU and these Global Master Trade Terms, the latter prevails.

(ii) References to "repay", "repayment" and any variation thereof in the GMCTU shall include any reimbursement obligation set out in the GMTT.

(iii) Clause 4.3 of the GMCTU – "Utilisation" is supplemented in that the Borrower may utilise a Facility by submitting an Application Form or Utilisation Request.

(iv) Clause 5 of the GMCTU – "Repayment" is supplemented in that repayments and reimbursements of all amounts due shall be in accordance with the Facility Letter and Advices.

(v) Clause 7.1 of the GMCTU – "Payment of Interest" is supplemented in that interest may be deducted upfront for some Trade Services and as set out in the relevant Advices.

2. Uncommitted

Regardless of any other provision of the Agreement, each Facility is uncommitted and is made available to each Borrower at the Bank's sole discretion in accordance with Clause 2.3 of the GMCTU.

3. Underlying Trade Documents

The Borrower shall provide the Bank with the original or copy of any document (including invoices and transport documents) relating to a Trade Transaction upon the Bank's request.

4. Issuance of Letter of Credit & Back to Back Letter of Credit

4.1 **The Facilities**

(a) Each of the following Facilities (if provided):

(i) Import LCs – unsecured;

(ii) Transferable LC – unsecured;

(iii) Back-to-back LCs – unsecured;

(iv) Red / Green Clause LCs; and

(v) Revolving LCs

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and (i) the Trade Payment Instrument Terms and (ii) the Issuance of Letter of Credit & Back to Back Letter of Credit Trade Service Supplement.

(b) Each of the following Facilities (if provided):

(i) Import LCs – secured;

(ii) Transferable LC – secured; and

(iii) Back-to-back LCs - secured

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and (i) the Security Terms, (ii) the Trade Payment Instrument Terms and (iii) the Issuance of Letter of Credit & Back to Back Letter of Credit Trade Service Supplement.

4.2 **Issuance of Letter of Credit & Back to Back Letter of Credit Trade Service Supplement**:

(a) Unless otherwise specified in the Application Form:

(i) the LC must be issued subject to UCP which will be incorporated in the LC.

(ii) the LC may be subject to URR, and if it is, URR will be incorporated in the LC.

(b) The Bank retains the right to advise and/or restrict the availability to *honour* or negotiate the LC to such person(s) the Bank specify, even if the Borrower stipulates otherwise in the Application Form.

(c) The Bank may select the *advising bank* without consulting the Borrower even if a different *advising bank* was stipulated by the Borrower in the Application Form.

(d) The Bank will *honour* (for the Borrower's account) all *complying presentations* and presentations accepted by the Bank as the issuing bank.

(e) The Bank may reject any non-complying presentation under the LC even if:

(i) the Bank has notified the Borrower that the *presentation* was compliant; or

(ii) the Borrower instructs the Bank to waive all discrepancies.

(f) If the Bank receives a *complying presentation* the Bank will comply with the Bank's Reimbursable Payment Obligation even if the Bank mistakenly informs the Borrower that the *presentation* was non-compliant. The Bank is not liable to the Borrower for any Losses the Borrower suffers or incurs as a result of such mistake.

(g) The Borrower must ensure that any goods under the LC are permitted to be imported in the relevant country. The following additional provisions will apply if the Bank issues any Back-to-Back LC on the Borrower's instruction or otherwise on the Borrower's behalf:

Definitions:

"Back-to-Back LC" means an LC (also known as the "**secondary *Credit***" or "**slave *Credit***") issued against another LC (also known as the "**primary *Credit***" or "**master *Credit***") of higher value where the applicant of the secondary credit and the beneficiary of the primary *Credit* are the same person and (as the case may be) where the settlement of the secondary *Credit* is obtained by presenting documents received under the secondary *Credit* with substituted invoices or other documents to *honour* or *negotiate* the master *Credit*.

"Incoterms ® 2010" means the ICC Official Rules for the Interpretation of Trade Terms published by the International Chamber of Commerce (ICC Publication No. 715).

(i) Where the master *Credit* is not advised by the Bank, the Borrower will promptly notify the Bank upon becoming aware of any *amendment* proposed to be made to the master *Credit*. The Borrower will not agree to or reject any *amendment* to the master *Credit* without the Bank's consent. Any *amendment* to the slave *Credit* will require the Bank's consent and will only take effect after the Bank receives consent from the relevant parties to the slave *Credit*.

(ii) Where both the master *Credit* and the slave *Credit* call for the application of CIF terms in accordance with Incoterms ® 2010, the Bank may in the slave *Credit* stipulate an insured value plus an appropriate higher percentage to match the insured value plus percentage required by the master *Credit*, to avoid the master credit being "underinsured".

(iii) After documents are *presented* under the slave *Credit*, the Borrower will on the Bank's demand deliver to the Bank the Borrower's Draft, invoice

and any other document required to facilitate a *complying presentation* under the master Credit.

(iv) The Bank may:

(A) retain possession of any document presented under the slave *Credit*;

(B) take any action including *presenting* documents to obtain payment under the master *Credit*;

(C) *honour* or *negotiate* the master *Credit*; and

(D) apply the proceeds of any drawing or *negotiation* under the master *Credit* to pay the corresponding drawing under the slave *Credit* irrespective of any *discrepancy* in any document *presented* under the slave *Credit*.

(v) The Borrower will not, without the Bank's prior written consent, assign any of the proceeds of the master *Credit* to any person.

(vi) The Borrower must ensure that any amount which is due to the Borrower by any person (including any issuing or confirming bank) under or in relation to the master *Credit* or related underlying Trade Transaction is paid directly to the Bank.

5. Import Finance

5.1 **The Facilities**

(a) Each of the following Facilities (if provided):

(i) Import Loan (IML); and

(ii) Freight Loan (FL)

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and the Import Financing Trade Service Supplement.

(b) The following Facility (if provided):

(i) Loans against Trust Receipt (LATR)

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and (i) the Security Terms and (ii) the Import Financing Trade Service Supplement.

5.2 **Import Financing Trade Service Supplement:**

(a) The Bank retains the right to provide financing only in relation to LCs issued by the Bank or import *Collections* processed by the Bank and to utilise the financing to settle the reimbursement obligation under the relevant LC or import bill *Collection*.

(b) The Bank retains the right to remit any proceeds of a Freight Loan to the Borrower's carrier (or other freight invoicing party) or their respective orders.

(c) Without prejudice to any other representation in the GMCTU, the Borrower represents to the Bank that

(i) the Borrower has not obtained any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying Trade Transaction or any related document of any kind (including a document of title) and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services; and

(ii) **Freight Loans:** In respect of Freight Loans, the financing extended shall be used only for payment of freight incurred or to be incurred for the carriage of goods.

(d) The Bank may apply any amount received by the Bank on the Borrower's behalf or for the Borrower's account from any person against any amount the Borrower owes the Bank.

6. Import Invoice Financing

6.1 **The Facilities**

(a) Each of the following Facilities (if provided)

(i) Import Invoice Financing; and

(ii) Proforma Invoice Financing

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and the Import Financing Trade Service Supplement.

6.2 **Import Financing Trade Service Supplement:**

(a) The Bank retains the right to remit the proceeds of a financing granted to the Borrower to the Borrower's seller or their respective orders.

(b) The Bank reserves the right to inspect the original invoices and transport documents as and when required.

(c) Without prejudice to any other representation in the GMCTU, the Borrower represents to the Bank that the Borrower has not obtained any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services.

(d) The Bank may apply any amount received by the Bank on the Borrower's behalf or for the Borrower's account from any person against any amount the Borrower owes the Bank.

(e) **Proforma Invoice Financing**: Upon delivery of goods or services, the commercial invoice and evidence of delivery accepted or acknowledged by the buyer must be submitted within the time period specified or upon request, if not specified.

7. Banker's Acceptance

7.1 **The Facilities**

(a) The following Facility (if provided)

(i) Bank Acceptance

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and (i) the Trade Payment Instrument Terms and (ii) the Banker's Acceptance Trade Service Supplement.

7.2 **Banker's Acceptance Trade Service Supplement:**

(a) Each acceptance the Bank provides shall be a Reimbursable Payment Obligation.

(b) Each acceptance may be evidenced on a Draft or separately as the Bank shall deem appropriate.

(c) The Borrower's obligation to reimburse the Bank shall not be affected by whether or not presentation of the Draft or other demand has been made or not.

(d) The Borrower will not in any circumstances claim that such Reimbursable Payment Obligation should not be fulfilled.

8. Avalisation of Draft under Import Bills Collection

8.1 **The Facilities**

(a) The following Facility (if provided) is offered

(i) Avalisation of Draft under Import Bills Collection

as detailed in the Facility Letter, relevant Advices and subject to the Agreement and (i) the Trade Payment Instrument Terms and (ii) the Bank Avalisation Trade Service Supplement.

8.2 **Bank Avalisation Trade Service Supplement:**

(a) The Draft must be accepted by the Borrower before the Bank adds it aval.

(b) Each aval the Bank provides shall be a Reimbursable Payment Obligation.

(c) Each aval may be evidenced on a Draft or separately as the Bank shall deem appropriate.

(d) The Borrower's obligation to reimburse the Bank shall not be affected by whether or not presentation of Draft or other demand has been made or not.

(e) The Borrower will not in any circumstances claim that such Reimbursable Payment Obligation should not be fulfilled.

9. Pre-shipment Finance

9.1 **The Facilities**

(a) Each of the following Facilities (if provided):

(i) Pre-shipment Financing under Export LC; and

(ii) Pre-shipment Financing under Export Orders

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and the Export Financing Trade Service Supplement.

9.2 **Export Financing Trade Service Supplement:**

(a) If the Bank provides any pre-shipment financing, the Bank may pay any proceeds of any pre-shipment financing directly to the Borrower's seller(s).

(b) The Borrower will deliver to the Bank the original LC and all the original documents required for presentation under the relevant LC or the original or copy of the confirmed purchase order, sales contract (or other relevant contract) or proforma invoice in relation to the underlying Trade Transaction (as the case may be) as soon as possible and, if the Bank requires, the Borrower will ensure, for the financing of any LC, that it is restricted to the Bank or freely available.

(c) The Borrower must ensure that any amount which is due to the Borrower by any person (including any *issuing bank* or *confirming* bank) under or in relation to the underlying Trade Transaction is paid directly to the Bank and accordingly the Borrower must give an irrevocable payment instruction to such person. The Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount.

(d) The Bank may convert any pre-shipment financing to post-shipment financing when the relevant LC is issued and the Bank receives the documents required to be presented under the LC. If the Bank exercises its discretion not to convert the pre-shipment financing to a post-shipment financing, the Borrower will be required to pay the Bank all amounts when due.

(e) If any amount which is due to be paid to the Bank under paragraph (c) or (d) above is not paid on time and in full, or any amount so received by the Bank has to be refunded, or any document delivered to the Bank is forged or contains information the Borrower knows is incorrect, any financing that the Bank has made available to the Borrower in relation to the underlying Trade Transaction will become immediately due and payable by the Borrower, and the Bank may reverse any payment that the Bank may have credited to the Borrower's Account.

10. Credit Bills Presentation

10.1 **Export Financing Trade Service Supplement:**

This Trade Service is offered subject to the Agreement and the following provision, all of which shall apply to any *presentation* under UCP made on the Borrower's Instruction.

(a) The Bank may negotiate, prepay, purchase or otherwise provide financing against or in relation to an LC subject to the version of the UCP stated in the LC. Where the Bank is requested to make an early payment before the maturity date of an LC which it had issued, the Bank will nevertheless have recourse to the Borrower (and the Borrower undertakes to indemnify and keep the Bank harmless against any losses, claims and expenses) if (i) a court injunction is issued against the Bank, preventing the Bank from paying the proceeds of the LC on maturity date (when the Bank already made payment under the LC); (ii) a dispute arose between the Borrower and the applicant of the said LC with regard to the underlying agreement; or (iii) there is fraud or an allegation of fraud on the part of the Borrower by the applicant of the said LC.

11. Credit Bills Negotiated – Discrepant/With Recourse

11.1 **The Facilities**

(a) The following Facility (if provided):

(i) Credit Bills Negotiated - Discrepant

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and the Export Financing Trade Service Supplement.

11.2 **Export Financing Trade Service Supplement:**

(a) The Bank may on the Borrower's Instructions make a *presentation* under UCP.

(b) If the documents presented do not constitute a *complying* presentation or the *honour*, negotiation, prepayment or purchase is on a with recourse basis, the Borrower may utilise the Facility.

(c) Unless the Bank expressly agrees otherwise (or the Bank has confirmed an LC issued in the Borrower's favour and the Borrower has *presented* a *complying presentation* to the Bank), any utilisation of the Facility whether by way of *honour*, *negotiation*, prepayment, purchasing or financing the Bank may provide to the Borrower is with full recourse to the Borrower in all circumstances for the principal amount (together with interest) in the currency in which the Bank has *negotiated*, prepaid, purchased or financed and for any losses arising from any event whereby the Bank is prevented or prohibited in any way from converting an amount (in full or in part) from one currency into another fully convertible currency (as determined by the Bank). Without prejudice to the foregoing, where the Bank has (i) confirmed a LC issued in the Borrower's favour or (ii) negotiated or discounted a LC on a without recourse basis; and the Bank has agreed to provide any *negotiation*, prepayment, purchasing or financing in a currency (e.g. United States Dollars "USD") which differs from the currency in which the LC is denominated (e.g. Chinese Yuan "CNY"), the Bank shall have recourse to the Borrower for the principal amount (together with interest) in the currency in which the Bank has *negotiated*, prepaid, purchased or financed (e.g. USD) and for any loss arising from any event where the Bank is prevented or prohibited in any way from converting any amount received (in full or in part), denominated in the currency in which the LC was denominated (e.g. CNY), into another fully convertible currency (e.g. USD) (as determined by the Bank).

(d) Without prejudice to any other representation in the GMCTU, the Borrower represents to the Bank that the Borrower has not obtained any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services.

(e) The Bank may apply any amount received by the Bank on the Borrower's behalf or for the Borrower's account from any person against any amount the Borrower owes the Bank.

(f) The Borrower must ensure that any amount which is due to the Borrower by any person (including any *issuing bank* or *confirming bank*) under or in relation to the underlying Trade Transaction is paid directly to the Bank and accordingly the Borrower must give an irrevocable payment instruction to such person. The Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount.

(g) If the LC *issuing bank* subsequently accepts the documents, the Bank may, at its sole discretion, reduce utilisation by the amount of the relevant accepted presentation under the Facility.

(h) If the documents *presented* are a *complying presentation*, the Bank may, at its sole discretion, still allow utilisation under the Facility.

12. Export LC Transfer

12.1 Transfer of LC Trade Service Supplement:

This Trade Service is offered subject to the Agreement and the following provisions, all of which shall apply to any LC the Bank (the "transferring bank") transfers on the Borrower's (the "*first beneficiary*") instruction or otherwise on the Borrower's behalf.

(a) The relevant version of the UCP which governs the *transferable* LC will apply in relation to the transfer of the LC provided that if there is any inconsistency between that UCP and these terms, the latter will prevail.

(b) The Borrower will deliver to the Bank the original *transferable* LC and any amendments that the Borrower receives. The Borrower will not inform the *Issuing bank*, *applicant* or the transferee (the "*second beneficiary*") of the acceptance of any *amendment* to the original *transferable* LC before obtaining the Bank's approval in writing. Where all rights under the LC are *transferred*, the Bank will advise the *second beneficiary* of any *amendments* even if the Bank does not have the Borrower's approval.

(c) The Borrower waives in favour of the relevant *second beneficiary*, the Borrower's rights in the transferable LC to the extent that it is to be transferred to the *second beneficiary*.

(d) For an unconfirmed *transferable* LC, the Bank will only be obliged to pay the Borrower and the second beneficiary if the Bank receives the corresponding payment from the *issuing bank* in immediately available funds. The Bank will pay the *second beneficiary* the amount of the *presentation* under the *transferred* LC, and the Borrower the remaining amount under the *transferable* LC.

(e) For a *transferable* LC *confirmed* by the Bank, the Bank will pay the *second beneficiary* the amount of their *presentation* under the transferred LC in accordance with the tenor of the LC upon a *complying presentation*. Upon the Borrower's substitution and *complying presentation* under the *transferable* LC, the Bank will pay the Borrower the remaining amount under the *transferable* LC in accordance with the tenor of the LC.

(f) All the Bank's fees and charges are payable by the Borrower prior to the transfer, but any confirmation fees or charges will be payable by the Borrower upon the Bank's *confirmation*. The Bank may also deduct any amount owed to the Bank from any payment the Bank receives from the *issuing bank* before the distribution of proceeds to the *first beneficiary* and transferees.

(g) If the Borrower does not deliver documents or correct any discrepancies in the documents the Borrower delivers to the Bank within the time limits and in the manner notified by the Bank to the Borrower under the *transferable* LC, the Bank may present the *second beneficiary's* documents directly to the *confirming bank* or the *issuing bank*.

(h) Where the Borrower has transferred all its rights in the *transferable* LC to a *second beneficiary*, the Borrower agrees not to require substitution of documents, and will permit the *second beneficiary* to *present* documents directly to the *issuing bank* of the *transferable* LC.

13. Export Invoice Financing

13.1 The Facilities

(a) The following Facility (if provided):

(i) Export Invoice Financing

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and the Export Financing Trade Service Supplement.

13.2 Export Financing Trade Service Supplement:

(a) Requests for utilisation must be made no later than 7 days prior to the due date of the relevant invoice.

(b) The Bank reserves the right to inspect the original or copies of invoices and transport documents as and when required.

(c) Without prejudice to any other representation in the GMCTU, the Borrower represents to the Bank that the Borrower has not obtained any other financing or granted any Security Interest (other than to the Bank) in relation to the underlying Trade Transaction and that each invoice, purchase order or any other similar document or instrument which is presented to the Bank for financing represents a genuine sale and delivery of goods and/or services.

(d) The Bank may apply any amount received by the Bank on the Borrower's behalf or for the Borrower's account from any person against any amount the Borrower owes the Bank.

(e) The Borrower must ensure that any amount which is due to the Borrower by any person (including any *issuing bank* or *confirming bank*) under or in relation to the underlying Trade Transaction is paid directly to the Bank and accordingly the Borrower must give an irrevocable payment instruction to such person. The Borrower will provide all assistance the Bank requires to allow the Bank to collect any such amount.

14. Export Bills under Collection

14.1 The Facilities

(a) Each of the following Facilities (if provided):

(i) Export Bills Discounting DA (Documents Against Acceptance);

(ii) Export Bills Discounting DP (Documents Against Payment);

(iii) Local Bills Discounting – not under LC; and

(iv) Discounting of Avalised Draft under DA (Documents Against Acceptance)

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and the Export Financing Trade Service Supplement.

14.2 **Export Financing Trade Service Supplement:**

(a) The Borrower may request that the Bank presents documents and where the Bank undertakes a *Collection* on the Borrower's behalf, URC will apply (even where URC is not referred to in the Borrower's *Collection Instruction*). The Bank is not obliged to examine any documents. If the Bank agrees to examine any documents, it does so without any liability including if the Bank fails to identify any discrepancy or irregularity of any kind.

(b) If payment or acceptance is not received from the relevant *drawee* within 60 days after the Bank receives the first document(s) from the Borrower, the Bank is discharged from all further obligations under the *Collection* and the Bank will attempt to recall the documents from the *collecting bank* and return them to the Borrower.

(c) The Borrower may utilise this Facility for post shipment financing and where the Bank does not handle the collection, the Borrower shall provide a copy each of the invoice, transport document and the duly accepted original Draft endorsed in favour of the Bank.

(d) **Discounting of Avalised Draft under DA**: The Draft shall be duly accepted, avalised and endorsed in favour of the Bank in such manner and form as shall be acceptable to the Bank.

(e) The Borrower must ensure that any amount which is due to the Borrower by any person under or in relation to the *Collection* subject to this Facility or related underlying Trade Transaction is paid directly to the Bank.

15. Bank Guarantees and Standby Letters of Credit

15.1 **The Facilities**

(a) Each of the following Facilities (if provided):

(i) Bonds & Guarantees;

(ii) Commercial Standby Letters of Credit / Guarantees; and

(iii) Financial Standby Letters of Credit/ Guarantees

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and (i) the Trade Payment Instruments Terms and (ii) the BG or SBLC Issuance Trade Service Supplement.

15.2 **BG or SBLC Issuance Trade Service Supplement:**

The following provisions apply to any SBLC or guarantee that the Bank or the Bank's Correspondent Bank issues on the Borrower's Instruction or otherwise on the Borrower's behalf.

Definitions:

"**SBLC**" means a Standby Letter of Credit.

(i) **Guarantee:** The Borrower may in the Application Form select whether URDG or any law acceptable to the Bank will apply to the guarantee.

(ii) **SBLC:** The Borrower may in the Application Form select whether ISP98 or UCP will apply to the SBLC. If no selection is made, the Bank reserves the right to use either of the aforesaid.

(iii) The Bank may arrange for the SBLC or guarantee to be issued by any Correspondent Bank on such terms as the Bank or such Corresponding Bank may decide. The Bank may issue a counter-guarantee or counter-indemnity in favour of such Correspondent Bank.

(iv) The Borrower will not in any circumstances claim that such payment was not due or should not have been made if the Bank or the Bank's Correspondent Bank have to make a payment to any person pursuant to the terms of the SBLC or guarantee.

(v) If the Bank issues a SBLC, counter-guarantee or counter-indemnity in favour of a Correspondent Bank and if the governing law of the guarantee is of a different jurisdiction from where the Bank issuing the Guarantee or SBLC is located, the Bank may (at the Borrower's cost) obtain a legal opinion to advise on the effect of the local laws and regulations on guarantees or SBLCs in that jurisdiction.

16. Shipping Guarantee and Letters of Indemnity

16.1 **The Facilities**

(a) Each of the following Facilities (if provided):

(i) Shipping Guarantee; and

(ii) Letter of Indemnity

is offered as detailed in the Facility Letter, relevant Advices and subject to the Agreement and (i) the Trade Payment Instruments Terms and (ii) the Shipping Guarantees Trade Service Supplement.

16.2 Shipping Guarantees Trade Service Supplement:

The following provisions apply to any instrument entered into to facilitate the release by a Carrier of any goods, the issuance of a duplicate set of original bills of lading on the Borrower's Instruction or otherwise on the Borrower's behalf, or payment for goods without delivery of relevant documents.

Definitions:

"**Carrier**" means any owner of a vessel or conveyance, forwarder, charterer and includes their agent, representatives or any person purporting to act on their behalf.

(i) The Bank will only sign the relevant form of guarantee or indemnity if it is in a form acceptable to the Bank.

(ii) The Borrower must ensure that the Carrier releases the Bank from the Reimbursable Payment Obligation in a manner satisfactory to the Bank and that the Bank's liability under the Reimbursable Payment Obligation is extinguished as soon as possible.

(iii) The Borrower must accept all import and other documents relating to the relevant goods regardless of any discrepancy or irregularity.

(iv) The Borrower must waive all discrepancies or irregularities under the related LC even if the discrepancy has not been notified, the required documents have not been presented or the LC has expired.

(v) The Borrower must comply with the LC terms, *Collection* of a Draft or any other undertaking to pay regardless of any dispute with the relevant seller or any third party.

17. Trade Payment Instruments

Trade Payment Instruments: Trade Payment Instruments are irrevocable and independent payment obligations on the part of the Bank and include bank guarantees, letters of credit, standby letters of credit, letters of indemnity, shipping guarantees, undertaking, counter indemnity, counter guarantee or any other analogous obligation.

(a) **The Bank's irrevocable and independent payment obligation:** The Bank will comply with its obligations without notice and/or consent of a Borrower.

(b) **Reimbursement:** When the Bank undertakes a Reimbursable Payment Obligation, the Borrower shall

(i) immediately reimburse the Bank in full in the same currency together with interest from and including the date of such payment to and

including the date of such reimbursement (such interest to accrue on a daily basis at such rate as the Bank may reasonably charge and as set out in the Facility Letter); or

(ii) If the Bank specifies, the Borrower will on or shortly before the date on which the Bank makes (or is likely to make) a Reimbursable Payment Obligation pay to the Bank a sum equal to such payment. The Bank may hold all or part of such sum in an account in the Bank's name, under the Bank's sole dominion and control and/or apply all or part of such sum against the Borrower's Reimbursable Payment Obligation.

This reimbursement obligation is independent of any indemnity the Borrower provides to the Bank.

(c) **Discrepant documents:** The Bank may refuse to honour a Trade Payment Instrument and reject any demand or document presented to the Bank under it, if any such demand or document does not comply with the Trade Payment Instrument terms, even if the Borrower accepts or instructs to the contrary.

(d) **Form of Trade Payment Instruments:** Notwithstanding any Instruction or the contents of the relevant Application Form, the Bank may issue, amend or supplement any Trade Payment Instrument in such form and content as the Bank may decide.

(e) **Copy of Trade Payment Instruments:** The Bank will send a copy of any Trade Payment Instrument to the Borrower as soon as practicable after it is issued.

(f) **Accuracy of supplied text:** The Bank is not obliged to check or to ensure the accuracy of any information supplied to the Bank to be inserted into any Trade Payment Instrument.

(g) **Honouring demands/presentations:** When the Bank receives a complying demand or complying presentation under a Trade Payment Instrument, the Bank can make payment without obtaining any evidence that the amount demanded is due and payable and without notice or reference to the Borrower even if the Borrower disputes the validity of the demand/presentation. The Borrower will not in any circumstances claim that such payment was not due or should not have been made.

(h) **Payment without demand:** The Bank may have the discretion to, or may be obligated to, make a payment without first having received a demand if it is specified under the Trade Payment Instrument terms.

(i) **Early payment:** The Bank may make payment under any Reimbursable Payment Obligation at any time before it becomes (or is stated to become) payable and the Borrower's reimbursement obligations to the Bank will still apply.

(j) **Extensions and Amendments:** The terms in this clause will extend to all extensions, renewals, amendments, modifications, replacements or variations of the Trade Payment Instruments.

18. Security Terms

"**Delivered Pledged Item**" means any Pledged Item the Bank delivers to the Borrower.

"**Pledge**" means any pledge security interest the Borrower grants to the Bank over any Transaction Item as contemplated in the Agreement.

"**Pledged Item**" means any Transaction Item which is the subject of a Pledge.

"**Pledged Goods**" means any document of title, goods, chattels or other tangible things which are the subject of a Pledge.

18.1 **Pledge of documents and goods:** The Bank will have a pledge over all Transaction Items for each Trade Transaction and as continuing security for the payment and discharge of all General Obligations relating to that Trade Transaction which belong to the Borrower and are at any time:

(a) in the Bank's, the Bank's agent's or representative's possession; or

(b) where the Bank has issued an LC, in the possession of a nominated bank,

where any such possession may be actual or constructive. If and when the Bank's possession or the possession of the Bank's agent, representative or nominated bank (as contemplated above) of any Transaction Item ceases, the Pledge of that Transaction Item will cease. For the avoidance of doubt, the Bank's possession will not cease where a trust is created as contemplated by the provisions relating to trust receipts.

18.2 **Pledge unaffected:** The Pledge over any Transaction Item is in addition to and will not affect or be affected by any other Security Interests, rights or remedies the Bank may hold or exercise in respect of any General Obligation.

18.3 **No prior encumbrance:** The Borrower must have good title to each Pledged Item and ensure that no person (other than the Bank) at any time has any Security Interest or other interest in (or claim over) any Pledged Item whilst the Pledge over that Pledged Item exists.

18.4 **Risk in Pledged Items:** The Borrower will hold all risk in any Pledged Item. The Bank is not responsible and will not be liable for any Loss in relation to any Pledged Item.

18.5 **Insurance:**

(a) The Borrower must at its own expense:

(i) insure all Pledged Goods at all times with reputable insurers against such risks as a prudent company carrying on a similar business to the Borrower;

(ii) ensure coverage for the Pledged Goods is for such amounts the Bank deems sufficient, which in the case of cargo shipments should be at least 110% of its fair market value or (if higher) the purchased value of the Pledged Goods;

(iii) act as a prudent owner in relation to managing any risk associated with any Pledged Goods and in relation to any such insurance (including the making of any claims);

(iv) notify the Bank of any actual or potential insured event;

(v) pay all insurance proceeds directly to the Bank or the Bank's order; and

(vi) take any action the Bank may require in relation to any Pledged Goods and any insurance, including naming the Bank as loss payee and/or co-insured in relation to any insurance and assigning insurance proceeds to the Bank by way of continuing security for such General Obligations as the Bank may identify, and take such steps as the Bank may require in relation to the above.

(b) The Borrower must not do (or omit to do) anything which will (or is likely to) make any insurance void or voidable.

(c) All or any part of any insurance proceeds received by the Bank may be held by the Bank in suspense and/or applied by the Bank against any General Obligations.

18.6 **Other obligations:** The Borrower must:

(a) not sell, encumber or dispose of any Pledged Item or its right, title or interest in any Pledged Item unless permitted under the Facility Letter or otherwise agreed by the Bank in writing;

(b) pay all costs and expenses in relation to any Pledged Goods, including the cost of insuring, storing or transporting them;

(c) ensure that all Pledged Goods are kept separate from any other goods and are clearly marked; and

(d) ensure that any person who is in actual possession of any Pledged Goods acknowledges to the Bank in writing that they are held to the Bank's order.

18.7 **Dealing with Pledged Item:** the Bank may deal with and take any action in relation to, any Pledged Item, including selling, disposing, transporting, warehousing, landing or insuring any Pledged Item or making a claim on any insurance policy. The Borrower must reimburse the Bank on demand in relation to any cost or expense the Bank incurs in relation to the Bank's dealing or taking action in relation to any Pledged Item.

18.8 **Authority to act in the Borrower's name:** The Borrower irrevocably authorises and appoints the Bank and any of the Bank's officers or employees to be its agent and on the Borrower's behalf (and in the Borrower's name) from time to time to execute and deliver all documents and do all acts as the Bank consider necessary or desirable to:

(a) constitute, preserve or perfect the Pledge intended to be granted to the Bank;

(b) exercise the Bank's rights and remedies under the Agreement or in relation to any Pledged Item including selling and transferring any Pledged Item to a purchaser or applying for or making a claim on any insurance policy;

(c) perform the Trade Service; and

(d) appoint or engage any agent or other person (each a "**Delegate**") to carry out any function or to assist the Bank in providing any Trade Service.

The Borrower's authorisation and appointment under this clause will include any right to sub-delegate or substitute this authorisation or appointment to any of the Bank's officers or employees and will continue until such time when the Agreement is terminated or when all of the Borrower's General Obligations are fully satisfied (whichever is later). The Borrower hereby ratifies (and agrees to ratify promptly upon the Bank's request at any time) any action which the Bank or any of the Bank's officers or employees or any Delegate take as contemplated by this clause.

18.9 **Delivery of Pledged Item to the Borrower:** The Borrower will hold any Delivered Pledged Item on trust for the Bank (unless the Bank stipulates otherwise), and the Bank's Pledge over such Delivered Pledged Item will continue.

18.10 **Trust receipts:** If the Bank requests, the Borrower must sign a trust receipt in such form as the Bank may stipulate in relation to any Delivered Pledged Item.

18.11 **Release of any Pledged Item:** The Bank can, by notifying the Borrower, release and discharge:

(a) any Delivered Pledged Item from the trust the Bank has over it; and/or

(b) any Pledged Item from the Pledge.

18.12 **Dealing with Delivered Pledged Item**

(a) The Borrower must hold any Delivered Pledged Item to the Bank's order and comply at the Borrower's cost with any instructions the Bank gives the Borrower in relation to any Delivered Pledged Item, including delivering any Delivered Pledged Item to the Bank or any other person and providing the Bank such access and assistance as the Bank may require at any time to inspect any Delivered Pledged Item.

(b) The Borrower remains bound by its obligations under this clause 18.12, except that the Borrower may sell any Delivered Pledged Item to any person(s) for a fair market value and on arm's length commercial terms. All sale proceeds must be paid in full directly to the Bank. If the Bank agrees that the Borrower may receive the sale proceeds, the Borrower must promptly upon receipt pay them to the Bank in full and in the meantime hold them on trust for the Bank.

19. Cash Cover

19.1 **Cash cover:** The Bank may at its sole discretion at any time on written notice to any Borrower call for cash cover for all or any part of any Facility. For the avoidance of doubt, reference to amounts that may be outstanding under that Facility in the interpretation of a "call for cash cover" in the GMCTU shall include reference to a sum up to or equal to the Bank's contingent or unmatured liability (as determined by the Bank) under or in relation to any or all Reimbursable Payment Obligation.

20. Termination

20.1 **Effect of termination of the Agreement:** Without prejudice to any other provision in the Agreement, the Borrower's obligations herein, including its obligation to pay or reimburse, provide cash cover, not sell or encumber any item the subject of any Security Interest to the Bank and obligation to provide assistance, shall survive termination of the Agreement. Any rights or obligations which have accrued on or before the termination shall remain in full force and effect.

20.2 **Termination by the Bank:** The Bank may terminate the whole or any part of a Trade Transaction, Trade Service or the Agreement, immediately without prior notice:

(a) if the Borrower breaches any term of the Agreement or any other agreement between the Parties;

(b) if the Borrower is the subject of any insolvency proceedings in relation to all or any part of the Borrower's revenue or assets;

(c) if it is or is likely to become unlawful for either the Borrower or the Bank to perform its respective obligations under the Agreement;

(d) if complying with the Agreement may cause the Bank to breach any law; or

(e) upon the occurrence of any circumstance affecting the Borrower or the Trade Service which the Bank reasonably considers exceptional.

20.3 **Surviving provisions:** The provisions relating to clawbacks, indemnities, limitation of liability, disclosure of information, payments, reimbursements, satisfying its obligations in a call for cash cover, set-off, currency conversions, taxes, governing law and jurisdiction and the provisions under the heading, "General" in Clause 25 below survive termination of any Agreement.

21. Suspension

21.1 **The Bank's suspension:** The Bank may suspend a Trade Transaction and/or Trade Service at any time. If the Bank does so, the Bank will notify the Borrower as soon as practicable.

21.2 **Instructions prior to termination or suspension:** Any Instruction given or any Trade Transaction made prior to or at the time of termination or suspension will not affect a person's accrued rights and liabilities unless otherwise agreed.

21.3 **Force Majeure:** The Bank may suspend providing any Trade Service until a Force Majeure event has ceased.

22. Amounts and Expenses

22.1 **Amounts and expenses and debiting the Borrower's Accounts:** The Borrower must pay the Bank without set-off, deduction or counterclaim any amounts due, fees, charges, commissions, interest and any other sum due for any Trade Transaction as notified by the Bank and the Bank may debit such amounts due or payable from any of the Borrower's Accounts.

22.2 **Currency conversions:** The Bank may make currency conversions in respect of any amount received by the Bank from the Borrower or due to the Borrower from the Bank or arising from its Instructions using the Bank's applicable

prevailing exchange rate. The Borrower must pay the Bank's usual charges for such conversion.

22.3 **Clawbacks:** The Bank may cancel, reverse or debit any payment the Bank makes under the Agreement or for any Trade Transaction (including any interest paid):

(a) to correct a mistake;

(b) where the Bank has not received cleared and immediately available funds in full or promptly;

(c) where the Bank is required to return the funds to the relevant payer or drawer; or

(d) where the Bank has reasonable grounds for doing so.

23. Indemnity and Limitation of Liability

23.1 **The Borrower's Indemnity:** Without prejudice to the GMCTU, the Borrower indemnifies the Bank on demand against any Loss arising from or incurred by the Bank in connection with:

(a) the Bank's providing any Trade Service to the Borrower;

(b) the Borrower or its Authorised Person not complying with any obligation under these GMTTs;

(c) the Bank's acting or declining to act on the Borrower's Instructions; and

(d) the Bank's making currency conversions in accordance with these GMTTs

provided always that the Borrower's indemnity herein shall not apply to losses arising from the credit or country risk of the LC *issuing bank* where the Bank has added *confirmation* of a LC or where the Bank has agreed to *honour* or *negotiate* the LC on a without recourse basis.

23.2 **Monetary Limitation:** In relation to any Trade Service or Facilities provided herein or accessed through a Channel, the Bank's total liability for any claim for any Losses arising from (a) any failure by the Bank whether as a result of negligence or otherwise or (b) any failure or disruption of such Channel, in any calendar year shall not exceed the higher of the total sum of any charges paid by the Borrower for the 90 days before the date of such Loss or USD100,000.

24. Instructions

24.1 **Incomplete and inconsistent Instructions:** The Bank may act on incomplete or inconsistent Instructions if the Bank reasonably believes the Bank can correct or clarify such information without referring to the Borrower.

24.2 **Refusing to act:** The Bank may not process the Borrower's Instruction if:

(a) the Bank considers it an Affected Instruction; or

(b) the Bank has a valid reason for doing so.

24.3 **Payment Instructions:** The Borrower authorises the Bank to send the Borrower's payment Instructions. The Borrower also authorises the Bank, any Bank Member or any third party who receives such Instructions to act on them as if the Borrower had sent the Instructions directly to them.

24.4 **Notice:** If the Bank cannot process the Borrower's Instruction, the Bank will notify the Borrower as soon as the Bank can.

24.5 **Stopping a Trade Transaction:** The Bank will try to stop or cancel a Trade Transaction when the Borrower asks the Bank to but the Bank will not be responsible if the Bank cannot do so.

25. General

25.1 **The Bank's service providers:** Without prejudice to provision in the GMCTU on "Other service providers", the Bank may employ independent contractors and agents (including couriers and Correspondent Banks) to perform any of the Bank's obligations or a Trade Service.

25.2 **Changes:** The Bank may change these GMTTs and will notify the Borrower of such change and the effective date of such change.

25.3 **No breach:** Nothing in the Agreement obliges the Bank to do or omit to do anything if it would or might in the Bank's reasonable opinion constitute a breach of the Bank's policy or any applicable law or order or sanction of any Authority and if complying with the Agreement may cause the Bank to breach the foregoing, the Bank may terminate and/or suspend the whole or any part of a Trade Transaction, Trade Service or the Agreement.

26. Export Financing Trade Service Supplement

The Borrower may request the Bank to examine documents to be presented by the Borrower for a *credit* even though the Bank is not acting as an *issuing bank*, *nominated bank* or *confirming bank* with respect to the *credit*. The Bank may decline any such request in its discretion. If the Bank agrees to check any documents, it will do so without any liability including if it fails to identify any discrepancy or irregularity of any kind. The Bank shall not be liable for (a) any error or forgery of the documents presented for documents examination, (b) the non-compliance with any standard for examination of documents, (c) any delay in the examination of the documents and in the notification of any documentary discrepancies or non-compliance to the Borrower and/or (d) its failure to identify all or any discrepancies in the documents the Borrower submitted to the Bank.